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                                                                    Exhibit 99.3
                                                                    ------------

                          CONSENT OF DIRECTOR NOMINEE


To AnswerThink Consulting Group, Inc.:

          Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the references in the Registration Statement of AnswerThink Consulting Group, Inc. (the "Company") on Form S-4 and any amendments thereto, which indicate that I have accepted a nomination to become a director of the Company following the closing of the merger of Think New Ideas, Inc. with the Company.


                                                /s/ Ronald Bloom
                                                ----------------------------
                                                Ronald Bloom


Dated: September 8, 1999